                                                                     EXHIBIT 5.1

                                CTS CORPORATION
                            905 WEST BOULEVARD NORTH
                             ELKHART, INDIANA 46514

                                                               September 2, 1997

CTS Corporation
905 West Boulevard North
Elkhart, Indiana 46514

    Re: Shares of Common Stock, without par value, of CTS Corporation (the "Company") Issued in Connection with the Merger of Dynamics Corporation of America ("Dynamics") into CTS First Acquisition Corp. ("Sub")
       -------------------------------------------------------------------------

Ladies and Gentlemen:

    I am General Counsel, Secretary and a Vice President of the Company and have acted as counsel to the Company in connection with an Amended and Restated Agreement and Plan of Merger dated as of May 9, 1997 and amended and restated on July 17, 1997 (the "Merger Agreement") between the Company, Sub and Dynamics, pursuant to which Dynamics will be merged with and into Sub. In connection with the Merger Agreement, the Company has filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933 (the "Securities Act"), a Registration Statement on Form S-4 (the "Registration Statement") relating to shares of Common Stock, without par value, of the Company (the "Shares") to be issued in connection with the Merger.

    I have examined such documents, records, and matters of law as I have deemed necessary for purposes of this opinion, and based thereupon I am of the opinion that the Shares are duly authorized and, when issued and delivered pursuant to the Merger Agreement as provided therein, will be validly issued, fully paid and nonassessable.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                              Very truly yours,

                                              /s/ JEANNINE M. DAVIS
                                              ---------------------------------
                                              Jeannine M. Davis
                                              VICE PRESIDENT, SECRETARY
                                              AND GENERAL COUNSEL